UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 23, 2015

LAGOON GROUP CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1595140	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Center, 289 Hennessy Road,

Hong Kong, China

(Address of principal executive offices)

852-28452283

 (Registrant's telephone number, including area code)

N/A
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 23, 2015, Lagoon Group Corp. (the “Company”), was informed by the Securities and Exchange Commission that the Public Company Accounting Oversight Board revoked the registration of the Company’s independent accounts, Harris & Gillespie CPA’s PLLC (“Harris”). The auditor report by Harris in the financial statements of the Company for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with Harris on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on September 24, 2013 to December 31, 2014 nor from December 31, 2014 through June 23, 2015.

On July 6, 2015, the Company engaged Gary Cheng CPA Limited as its independent accountant to provide auditing services for any prior periods audited by Harris that the Company may rely on in the future and going forward for the Company. Prior to such engagement, the Company had no consultations with Gary Cheng CPA Limited. The decision to hire Gary Cheng CPA Limited was approved by the Company’s Board of Directors. The Company was unable to obtain the Exhibit 16.1 Letter from Harris at the time of this filing.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lagoon Group Corp.

Date: July 2, 2015	By:	/s/ Song Zhilin
Song Zhilin
	Title:	Director and Authorized Signatory